Exhibit 99.1

Company Contact:	Bruce Thomas
Vice President, Investor Relations
Quiksilver, Inc.
+1 (714) 889-4425
— Quiksilver, Inc. Reports Fiscal 2008 Second Quarter Financial Results —
— Company Classifies Rossignol Group as Discontinued Operations —
— Rossignol Impairment Charge Drives Net Loss of $(1.59) per share —
— Net Revenues from Continuing Operations Increase 15% to $596 million —
— Income from Continuing Operations Increases 20% to $0.30 per share —
Huntington Beach, California, June 5, 2008—Quiksilver, Inc. (NYSE:ZQK) today announced results for the second quarter ended April 30, 2008. Consolidated net revenues from continuing operations for the second quarter of fiscal 2008 increased 15% to $596.3 million, from $520.4 million in the second quarter of fiscal 2007. Consolidated income from continuing operations for the second quarter of fiscal 2008 was $38.7 million, or $0.30 per share, compared to $32.4 million, or $0.25 per share, for the second quarter of fiscal 2007. Net revenues and income from continuing operations for all periods exclude the results of the Rossignol wintersports equipment and apparel business as well as the golf equipment business which are reported as discontinued operations. The company sold its golf equipment operations in December 2007 and has begun a process to sell its Rossignol wintersports equipment and apparel business.
The company classified its Rossignol wintersports equipment and apparel business as discontinued operations and took a non-cash pre-tax charge in the second quarter of $240.2 million. The non-cash charge is not expected to effect the company’s operations or financial covenants. The revision to the recorded value of the Rossignol Group was triggered by the sale process. The planned sale of the Rossignol Group is an objective which the company disclosed previously.
Robert B. McKnight, Jr., Chairman of the Board, Chief Executive Officer and President of Quiksilver, Inc., commented, “We are pleased with the strong second quarter financial performance delivered by the Quiksilver team. As we separate the results of the Rossignol Group from those of our continuing core businesses, it becomes increasingly clear that our broadly diversified mix of brands, products, geographies and distribution channels positions us well in challenging economic climates, such as the one we all face today. As the boardsport lifestyle continues to expand around the world, our results demonstrate that the quality, style and authenticity of our brands have more influence than ever on the buying decisions of our customers.”
All segments have been adjusted to reflect the discontinued operations classification of the Rossignol wintersports equipment and apparel business. The Americas, Europe and Asia/Pacific segments include operations of the Quiksilver, Roxy, DC and other apparel brand businesses. Net revenues in the Americas segment increased 5% during the second quarter of fiscal 2008 to $247.6 million from $236.3 million in the second quarter of fiscal 2007. European segment net revenues increased 23% during the second quarter of fiscal 2008 to $284.5 million from $231.9 million in the second quarter of fiscal 2007. Approximately $36.0 million of Europe’s increase was attributable to the positive effect of foreign currency exchange rates. Asia/Pacific segment net revenues increased 23% to $62.5 million in the second quarter of fiscal 2008 from $51.0 million in the second quarter of fiscal 2007. Approximately $7.7 million of Asia/Pacific’s increase was attributable to the positive effect of foreign currency exchange rates.

Quiksilver, Inc. 2008 Second Quarter Results
June 5, 2008

Consolidated inventories increased 11% to $304.1 million at April 30, 2008 from $274.6 million at April 30, 2007. Changes in foreign currency exchange rates accounted for approximately $18.3 million of the increase in inventories compared to April 30, 2007. Consolidated trade accounts receivable increased 12% to $473.0 million at April 30, 2008 from $421.3 million at April 30, 2007. Changes in foreign currency exchange rates accounted for approximately $23.0 million of the increase in accounts receivable compared to April 30, 2007.
The company indicated that visibility into revenues and earnings remains limited for the remainder of the fiscal year. For continuing operations, the company indicated it expects to generate annual revenue growth for the full fiscal year of approximately 10% and expects to generate EPS that is slightly below the result generated in fiscal year 2007 of $0.90 per share.
Note:
Attachments to this press release include unaudited consolidated quarterly statements of income for the quarter and year-to-date period ended April 30, 2008 and each quarter for the year ended October 31, 2007, reflecting the Rossignol and golf equipment businesses as discontinued operations. Additionally, segment information has been provided for each quarter of fiscal 2007 adjusted for discontinued operations. Rossignol, Dynastar, Lange, Look and Kerma branded products are all included in the Rossignol Group, which has been classified as discontinued operations. The Cleveland and Fidra golf brands were previously included in discontinued operations.
About Quiksilver:
Quiksilver, Inc. (NYSE:ZQK) is the world’s leading outdoor sports lifestyle company, which designs, produces and distributes a diversified mix of branded apparel, wintersports equipment, footwear, accessories and related products. The Company’s apparel and footwear brands represent a casual lifestyle for young-minded people that connect with its boardriding culture and heritage.
The reputation of Quiksilver’s brands is based on different outdoor sports. The Company’s Quiksilver, Roxy, DC and Hawk brands are synonymous with the heritage and culture of surfing, skateboarding and snowboarding, and its beach and water oriented swimwear brands include Raisins, Radio Fiji and Leilani. The Company continues to make snowboarding equipment under its DC, Roxy, Lib Technologies, Gnu and Bent Metal labels.
The Company’s products are sold in over 90 countries in a wide range of distribution, including surf shops, skate shops, snow shops, its proprietary Boardriders Club shops and other company-owned retail stores, other specialty stores and select department stores. Quiksilver’s corporate and Americas’ headquarters are in Huntington Beach, California, while its European headquarters are in St. Jean de Luz, France, and its Asia/Pacific headquarters are in Torquay, Australia.

Quiksilver, Inc. 2008 Second Quarter Results
June 5, 2008

Forward looking statements:
This press release contains forward-looking statements including but not limited to statements regarding the Company’s 2008 annual revenue guidance, 2008 annual diluted earnings per share guidance and other future activities. These forward-looking statements are subject to risks and uncertainties, and actual results may differ materially. Please refer to Quiksilver’s SEC filings for more information on the risk factors that could cause actual results to differ materially from expectations, specifically the sections titled “Risk Factors” and “Forward-Looking Statements” in Quiksilver’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.
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NOTE:	For further information about Quiksilver, Inc., you are invited to take a look at our world at www.quiksilver.com, www.roxy.com, www.dcshoecousa.com, www.quiksilveredition.com, www.hawkclothing.com.

Quiksilver, Inc. 2008 Second Quarter Results
June 5, 2008

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended April 30,
In thousands, except per share amounts	2008	2007
Revenues, net	$596,280	$520,359
Cost of goods sold	295,938	270,977

Gross profit	300,342	249,382

Selling, general and administrative expense	230,800	194,826
Asset impairment	350	—

Operating income	69,192	54,556

Interest expense	12,996	11,671
Foreign currency loss	1,384	1,066
Minority interest and other income	(471)	(74)

Income before provision for income taxes	55,283	41,893

Provision for income taxes	16,558	9,474

Income from continuing operations	$38,725	$32,419
Loss from discontinued operations	(244,949)	(37,219)

Net loss	$(206,224)	$(4,800)

Income per share from continuing operations	$0.31	$0.26

Loss per share from discontinued operations	$(1.95)	$(0.30)

Net loss per share	$(1.64)	$(0.04)

Income per share from continuing operations, assuming dilution	$0.30	$0.25

Loss per share from discontinued operations, assuming dilution	$(1.88)	$(0.29)

Net loss per share, assuming dilution	$(1.59)	$(0.04)

Weighted average common shares outstanding	125,741	123,596

Weighted average common shares outstanding, assuming dilution	130,052	128,771

Quiksilver, Inc. 2008 Second Quarter Results
June 5, 2008

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Six Months Ended April 30,
In thousands, except per share amounts	2008	2007
Revenues, net	$1,092,861	$931,213
Cost of goods sold	548,995	486,751

Gross profit	543,866	444,462

Selling, general and administrative expense	452,210	371,364
Asset impairment	350	—

Operating income	91,306	73,098

Interest expense	24,044	23,539
Foreign currency loss	768	1,422
Minority interest and other income	(397)	(41)

Income before provision for income taxes	66,891	48,178

Provision for income taxes	20,596	11,087

Income from continuing operations	$46,295	$37,091
Loss from discontinued operations	(274,459)	(39,416)

Net loss	$(228,164)	$(2,325)

Income per share from continuing operations	$0.37	$0.30

Loss per share from discontinued operations	$(2.19)	$(0.32)

Net loss per share	$(1.82)	$(0.02)

Income per share from continuing operations, assuming dilution	$0.36	$0.29

Loss per share from discontinued operations, assuming dilution	$(2.12)	$(0.31)

Net loss per share, assuming dilution	$(1.76)	$(0.02)

Weighted average common shares outstanding	125,133	123,323

Weighted average common shares outstanding, assuming dilution	129,606	128,851

Quiksilver, Inc. 2008 Second Quarter Results
June 5, 2008

CONSOLIDATED BALANCE SHEETS (Unaudited)

	April 30,	April 30,
In thousands	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$91,334	$64,455
Trade accounts receivable, less allowance for doubtful accounts of $24,226 (2008) and $18,849 (2007)	473,032	421,280
Other receivables	32,931	22,241
Inventories	304,059	274,580
Deferred income taxes	102,735	38,532
Prepaid expenses and other current assets	29,204	26,186
Current assets held for sale	290,236	454,769

Total current assets	1,323,531	1,302,043

Fixed assets, net	256,395	189,626
Intangibles, net	144,013	131,195
Goodwill	416,337	378,769
Other assets	45,056	27,067
Deferred taxes-long term	13,711	—
Non-current assets held for sale	—	452,240

Total assets	$2,199,043	$2,480,940

LIABILITIES & STOCKHOLDERS’ EQUITY
Current Liabilities:
Lines of credit	$245,877	$97,450
Accounts payable	191,106	144,876
Accrued liabilities	116,892	83,150
Current portion of long-term debt	35,740	25,517
Income taxes payable	14,833	2,906
Liabilities related to assets held for sale	212,303	332,165

Total current liabilities	816,751	686,064

Long-term debt	656,607	618,461
Deferred taxes and other long-term liabilities	33,783	29,291
Non-current liabilities of assets held for sale	6,953	196,568

Total liabilities	1,514,094	1,530,384

Minority interest	—	10,072

Stockholders’ equity:
Preferred stock	—	—
Common stock	1,295	1,274
Additional paid-in capital	319,350	290,627
Treasury stock	(6,778)	(6,778)
Retained earnings	188,520	556,734
Accumulated other comprehensive income	182,562	98,627

Total stockholders’ equity	684,949	940,484

Total liabilities & stockholders’ equity	$2,199,043	$2,480,940

Quiksilver, Inc. 2008 Second Quarter Results
June 5, 2008

Information related to operating segments is as follows:

	Three Months Ended April 30,
In thousands	2008	2007
Revenues, net:
Americas	$247,615	$236,264
Europe	284,500	231,919
Asia/Pacific	62,484	50,974
Corporate operations	1,681	1,202

	$596,280	$520,359

Gross Profit:
Americas	$105,779	$97,828
Europe	161,730	125,190
Asia/Pacific	31,690	25,316
Corporate operations	1,143	1,048

	$300,342	$249,382

SG&A Expense:
Americas	$89,697	$76,712
Europe	98,058	77,358
Asia/Pacific	32,167	25,382
Corporate operations	10,878	15,374

	$230,800	$194,826

Asset Impairment:
Americas	$350	$—
Europe	—	—
Asia/Pacific	—	—
Corporate operations	—	—

	$350	$—

Operating Income:
Americas	$15,732	$21,116
Europe	63,672	47,832
Asia/Pacific	(477)	(66)
Corporate operations	(9,735)	(14,326)

	$69,192	$54,556

Quiksilver, Inc. 2008 Second Quarter Results
June 5, 2008

	Six Months Ended April 30,
In thousands	2008	2007
Revenues, net:
Americas	$482,550	$434,074
Europe	484,783	393,076
Asia/Pacific	122,860	102,087
Corporate operations	2,668	1,976

	$1,092,861	$931,213

Gross Profit:
Americas	$207,535	$182,136
Europe	271,427	211,440
Asia/Pacific	63,425	49,328
Corporate operations	1,479	1,558

	$543,866	$444,462

SG&A Expense:
Americas	$184,307	$151,207
Europe	186,137	143,974
Asia/Pacific	60,081	49,020
Corporate operations	21,685	27,163

	$452,210	$371,364

Asset Impairment:
Americas	$350	$—
Europe	—	—
Asia/Pacific	—	—
Corporate operations	—	—

	$350	$—

Operating Income:
Americas	$22,878	$30,929
Europe	85,290	67,466
Asia/Pacific	3,344	308
Corporate operations	(20,206)	(25,605)

	$91,306	$73,098

Quiksilver, Inc. 2008 Second Quarter Results
June 5, 2008

CONSOLIDATED QUARTERLY STATEMENTS OF INCOME (Unaudited)

	Three Months Ended				Year Ended
In thousands, except	January 31,	April 30,	July 31,	October 31,	October 31,
per share amounts	2007	2007	2007	2007	2007
Revenues, net	$410,854	$520,359	$528,591	$587,268	$2,047,072
Cost of goods sold	215,774	270,977	276,512	298,764	1,062,027

Gross profit	195,080	249,382	252,079	288,504	985,045

Selling, general and administrative expense	176,538	194,826	194,323	216,576	782,263

Operating income	18,542	54,556	57,756	71,928	202,782

Interest expense	11,868	11,671	11,881	11,151	46,571
Foreign currency loss	356	1,066	310	3,125	4,857
Minority interest and other expense	33	(74)	80	82	121

Income before provision for income taxes	6,285	41,893	45,485	57,570	151,233

Provision for income taxes	1,613	9,474	9,783	13,636	34,506

Net income from continuing operations	$4,672	$32,419	$35,702	$43,934	$116,727

Income per share from continuing operations	$0.04	$0.26	$0.29	$0.35	$0.94

Income per share from continuing operations, assuming dilution	$0.04	$0.25	$0.28	$0.34	$0.90

Weighted average common shares outstanding	123,049	123,596	124,013	124,492	123,770

Weighted average common shares outstanding, assuming dilution	129,234	128,771	129,163	130,127	129,706

Quiksilver, Inc. 2008 Second Quarter Results
June 5, 2008

Quarterly information related to 2007 operating segments, adjusted below to reflect the Rossignol Group and golf equipment operations as discontinued, is as follows:

	Quarter Ended				Year Ended
	January 31,	April 30,	July 31,	October 31,	October 31,
In thousands	2007	2007	2007	2007	2007
Revenues, net:
Americas	$197,810	$236,264	$281,891	$279,836	$995,801
Europe	161,157	231,919	185,616	224,703	803,395
Asia/Pacific	51,113	50,974	59,897	81,080	243,064
Corporate operations	774	1,202	1,187	1,649	4,812

	$410,854	$520,359	$528,591	$587,268	$2,047,072

Gross Profit:
Americas	$84,308	$97,828	$117,951	$117,934	$418,021
Europe	86,250	125,190	103,770	127,713	442,923
Asia/Pacific	24,012	25,316	29,263	41,820	120,411
Corporate operations	510	1,048	1,095	1,037	3,690

	$195,080	$249,382	$252,079	$288,504	$985,045

SG&A Expense:
Americas	$74,495	$76,712	$78,340	$82,210	$311,757
Europe	66,616	77,358	76,437	96,456	316,867
Asia/Pacific	23,638	25,382	24,327	27,575	100,922
Corporate operations	11,789	15,374	15,219	10,335	52,717

	$176,538	$194,826	$194,323	$216,576	$782,263

Operating Income:
Americas	$9,813	$21,116	$39,611	$35,724	$106,264
Europe	19,634	47,832	27,333	31,257	126,056
Asia/Pacific	374	(66)	4,936	14,245	19,489
Corporate operations	(11,279)	(14,326)	(14,124)	(9,298)	(49,027)

	$18,542	$54,556	$57,756	$71,928	$202,782